EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-150634, 333-142780,
333-134903, 333-126989, 333-117451, 333-183226 and 333-195801) pertaining to the Employee Stock Purchase Plan, 2008
Equity Incentive Plan, Stock Option Plan and Directors’ Stock Option Plan of StarTek, Inc. of our report dated March 11, 2016, with respect to the consolidated financial statements of StarTek, Inc. included in this Annual Report (Form 10-K) of StarTek, Inc. for the year ended December 31, 2015.

/s/ EKS&H LLLP

Denver, Colorado
March 11, 2016